Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND

RESTATED ADVISORY AGREEMENT

Amendment No. 2 (the “Amendment”) dated as of March 12, 2014 and effective as of June 30, 2014 (the “Effective Date”) to the Amended and Restated Advisory Agreement dated as of January 1, 2007, by and between BRT Realty Trust and REIT Management Corp. (the “Initial Agreement”), as amended by Amendment No. 1 dated as of December 8, 2011 (“Amendment No. 1”; the Initial Agreement, as amended by Amendment No. 1, referred to as the “Revised Agreement”, and the Revised Agreement, as amended by the Amendment, the “Agreement”).

WHEREAS, the parties desire to amend the Revised Agreement, as provided for in this Amendment (capitalized terms used without being defined herein shall have the meaning ascribed to such term by the Agreement):

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

1.        (a) Section 1 of the Revised Agreement is amended by:

(a) deleting the following defined terms:  “2012”, “2013” and “Fiscal 2014.”

(b) adding the following defined term:  “Applicable Fiscal Year” shall mean the twelve months beginning July 1.

2.              Section 9 of the Revised Agreement is hereby amended to read as follows:

“9.        Minimum and Maximum Fees.

The minimum and maximum Incentive Fees payable hereunder for the Applicable Fiscal Year shall be $750,000 and $4,000,000, respectively.”

3.              Section 10(e) of the Revised Agreement is hereby amended to read as follows:

“(e) Within 90 days after the end of the Applicable Fiscal Year or, if this Agreement is terminated prior to the end of the Applicable Fiscal Year, within ninety (90) days after the end of the quarter immediately following the termination of this Agreement, the Trust shall recalculate all the payments made hereunder (as if such payments had been made on a twelve month basis rather than a quarterly basis) to determine whether the Trust has paid the Advisor the amount it is obligated to pay the Advisor hereunder for the applicable twelve months.  In the event that it is determined that the Advisor has received more or less than the amount to which it is entitled to hereunder, within thirty (30) days of such determination, the Trust, in the case of an underpayment, or the Advisor, in the case of an overpayment, shall remit to the other the amount of such underpayment or overpayment, as the case may be.  In the event of the termination of this Agreement other than on the last day of the Applicable Fiscal Year, or as may otherwise be appropriate with respect to a period of less than twelve months, appropriate pro rata adjustments shall be made to the calculation of Incentive Fees payable pursuant to the Agreement.”

4.              Section 15 of the Revised Agreement is hereby amended to read as follows:

“15. Term. This Agreement shall renew automatically on July 1st of each year unless earlier terminated as provided herein.  Either party may terminate this Agreement for any reason whatsoever provided that such termination shall be effective as of the last day of the quarter in which such notice is given and provided further that such notice of termination shall be given at least 75 days prior to the end of such quarter. Notwithstanding anything in the Agreement to the contrary, the termination or non-renewal of the Agreement shall not terminate a party’s obligation to make payments or a party’s right to receive fees that accrued through the date of termination.”

6.              The provision of this Amendment shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect.

7.              This Amendment is effective as of the Effective Date.  The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in the Amendment in any jurisdiction.

8.              This Amendment shall be binding upon any successors or permitted assigns of the parties hereto as provided in the Agreement subject to the provisions of Section 16 thereof.

9.              All terms and conditions of the Initial Agreement, except as modified by Amendment No. 1 and this Amendment, are hereby affirmed and ratified.

BRT REALTY TRUST

By:	/s/ Jeffrey A. Gould
Jeffrey A. Gould,
President and Chief Executive
Officer

REIT MANAGEMENT CORP.

By:	/s/ David W. Kalish
David W. Kalish, Vice President